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                      Jack Augsback & Associates Incorporated
                       1325 South Congress Avenue- Suite 223
                         Boynton Beach, Florida 33426-5876
            Toll Free 888-745-4565- Phone 561-735-4565- Fax 561-735-3359
                               E-mail: deals@gate.net
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                 Corporate Finance/Placement Agent Agreement

This Corporate Finance/Placement Agreement is entered into Telcom Wireless Inc, ("Client") and Jack Augsback & Associates Incorporated ("JAA"), this date of March 26, 1999.

                                 Witnesseth:

Telcom Wireless Inc, herein referred to as "Client", desires to be assured of the exclusive association of JAA in order to avail itself of JAA's skills, abilities, background and knowledge. JAA shall research and find sources for Client's various needs of financing, including bridge loans, convertible debt, private placement of convertible preferred or common stock (collectively the "Financing") and make "Introductions" to resources capable of providing same to Client in order to facilitate long-range financial planning for Client's business and financial needs in an orderly and efficient manner for such success-based compensation as outlined below in this document provided, however, this shall not include any introductions to public underwriters.

"Introduction(s)" shall mean the contact of a qualified financial source during which Client's financing proposal is offered to the source. A schedule of all parties contacted on Client's behalf shall be provided monthly as an addendum to this Agreement. At its sole discretion, Client may submit a schedule of firms JAA should not contact.

"Financing" shall mean the acceptance of a negotiated instrument (Subordinated Debenture with Warrants, Convertible Preferred Stock, Common Stock, Common Stock with attached warrants, Warrant Units convertible into Common Stock, or any hybrid combination of the foregoing) which leads to the funding of Client's operations, or any other consideration negotiated and agreed to by the parties to any agreement.

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Jack Augsback & Associates Inc.
Corporate Finance/Placement Agent Agreement
Page 2 of 5

     "Consideration" shall mean the gross value of all cash, securities and any other property paid directly or indirectly by a financial source in connection with a financing. The value of such securities (whether debt or equity) or other property shall be deemed as follows: (1) the value of securities freely tradable in an established public market as determined on the basis of closing market price on the last trading day prior to public announcement of such sale or placement; and (2) the value of securities that are not freely tradable or have no established public market, and the value of consideration that consists of other property or services traded for any instrument mentioned above shall be the fair market value thereof as mutually agreed to by the parties hereto.

     Now therefore, in consideration of the promises and mutual covenants herein set forth, it is agreed as follows:

     CLIENT FULL NAME hereby agrees that all fees due JAA under this agreement or any agreement by a cooperating financing source are in consideration of financial consulting or placement agent services, and technical administrative services related thereto, the sufficiency of which is hereby acknowledged.

1. It shall be expressly understood that if JAA, through its efforts, Introduces Client and/or its Associates, Affiliates, Consultants, Agents or Employees during the term of this Agreement to any persons or entity that, during the term hereof, or within twelve (12) months following the term hereof, provides any investment capital, loan or other equity or corporate debt financing to Client or any affiliates thereof, or becomes a party to a merger, acquisition, joint venture, private placement or any similar transaction with Client or any affiliate thereof, or related company, and for which within 24 hours of such introduction Client has not informed JAA of prior contact or introduction to such party, upon the closing of said financial transaction, Client shall pay to JAA a consulting/investment banking fee of ten (10) percent of the first $10,000,000. (US$) value in the transaction; seven and one half percent (7.5%) of the following $5,000,000. (US$) value in the transaction; and five (5) percent of any balance of gross funds of said Financing value which shall be paid in cash, certified or cashiers check or money order at time of closing. Bank wire transfers shall be accomplished at the time of funds being disbursed by escrow agent via wire directly to JAA's receiving account. Financing transaction value shall be the aggregate value of all cash, securities and other property received either
(i) transferred to Client, its affiliates, subsidiaries or related company relating to any financial transaction involving, loan or any equity or corporate debt financing or of the acquisition of any property thereof, or
(ii) obtaining any property in lieu of cash that will aid Client in furthering its operational goals, or (iii) assets, money or services transferred or otherwise contributed by a third party to cause formation of joint venture. The aggregate value of such cash, securities and other property shall be for the aggregate market value thereof as determined by JAA and Client. In the event the parties cannot come to agreement as to market value, an

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Jack Augsback & Associates Inc.
Corporate Finance/Placement Agent Agreement
Page 3 of 5

independent jointly selected by them shall make an appraisal and their decision shall be binding upon the parties. Client shall have the sole and exclusive discretion to accept or reject any funding located by JAA.

A NON-ACCOUNTABLE PROJECT EXPENSE fee in the amount of one (1) percent shall be collected at closing. Expense check shall be separate from Investment Banking Fee as outlined above.

Exceptions to Paragraph (1) above is the procurement of any collateralized financing for bridge/temporary loans. Upon closing of any collateralized loan, JAA shall be paid an investment banking fee of five (5) percent of aggregate value of such financing.

Exception to paragraph (1) above is the search and aid in any public stock underwriting shall be limited to an investment banking fee of three (3) percent of gross amount raised in such offering.

Exception to paragraph (1) above is all mergers and acquisition activity shall bear a commission rate of five (5) percent.

Exception to paragraph (1) above is that any financing offer that contains JAA's fee, even if lower than paragraph (1) above shall be the prevailing document.

Additionally, ON A SUCCESS BASIS ONLY, Client shall provide JAA with warrants to purchase up to five shares of common stock for each One Hundred Dollars of funds raised in this offering at a strike price equal to EIGHTY-FIVE PERCENT OF THE FAIR MARKET VALUE OF THE CLIENT'S COMMON STOCK FOR TWENTY (20) TRADING DAYS PRIOR TO THE CLOSING OF THE FINANCING, OR AT TIME OF INITIAL PUBLIC OFFERING (IPO). Warrants shall remain in effect for five (5) years. All such shares granted shall have "piggy back rights" and shall be registered on the next registration statement filed by the Company. All expenses relative to registration of shares shall be borne by Client.

Both parties to this Agreement recognize that no compensation as defined above shall be earned by or payable to JAA unless a Financing or corporate combination of some sort is actually consummated, in which case, JAA shall be compensated as stated above.

2. Out of pocket expenses for exclusive visits to Client's principle place of business and any international travel to meet with or negotiate details of this transaction shall be billed as agreed upon in advance. All other expenses relative to this assignment shall be borne by JAA. All expenses paid prior to closing shall be credited against NON-ACCOUNTABLE EXPENSES as outlined in Paragraph (1) above.

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Jack Augsback & Associates Inc.
Corporate Finance/Placement Agent Agreement
Page 4 of 5

3.   Client and JAA shall mutually:

     Indemnify and hold each other harmless against any and all losses, claims, damages or liabilities to which they shall become subject to arising in any manner from the presentation of financial data provided by Client, or from damages associated with the rendering of services by JAA hereunder, unless such losses, damages or liabilities resulted directly from the gross negligence of either party, and shall reimburse JAA promptly for any legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, providing evidence in or preparing to serve as a witness with respect to any lawsuits, investigations, claims or other proceedings arising in any manner out of or in connection with the rendering of services by JAA hereunder.

     JAA and Client agree to indemnification and reimbursement commitments set forth in this Agreement shall extend to any controlling person, affiliates, directors and officers. They further agree that consent to settle matters in dispute shall not be unreasonably delayed or denied.

4. Client acknowledges responsibility for all legal, accounting or other professional services obtained in closing this transaction, except any expenses incurred solely by JAA.

5. This Agreement may not be amended or modified except in writing signed by each of the parties and shall be governed by and construed and enforced in accordance with the laws of Florida, The Client and JAA hereby irrevocably and unconditionally consent to submit exclusive jurisdiction of the courts of the State of Florida and of the United States District Court located in West Palm Beach, Florida for any lawsuits, actions, or other proceedings arising out of or relating to this Agreement and agree not to commence any such lawsuits, action or other proceeding in any other court. Client hereby agrees to cause any entity that may be formed for the purpose of engaging in further activities as a result of this Financing/corporate combination to accept and be bound by all terms and conditions of this Agreement.

6. This Agreement will be effective through December 31, 1999. Upon termination of this Agreement, JAA will provide Client with a list of those parties JAA introduced to Client and that list will conclusively evidence the parties for which Client will have the continuing 12 month obligation as provided in Paragraph (1) above.

7. JAA shall maintain the right to post "tombstone" announcements in financial news sources regarding the successful closing of any transaction or financing. All announcements by Client or its public relations firms shall carry the following

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Jack Augsback & Associates Inc.
Corporate Finance/Placement Agent Agreement
Page 5 of 5

sentence near the end of said announcement: ... the (client's name) was assisted in negotiating this placement (or merger, or purchase) by the Investment banking firm of Jack Augsback & Associates inc., Boynton Beach, Florida.

JAA has been retained to aid in the structuring and closing of a financial transaction. All final negotiations have been conducted by the parties and their legal representatives.

The prevailing party shall have their legal fees paid by the party found to be legally deficient in complying with this Agreement by any court, arbitration hearing or mediation.

All parties to this Agreement agree to a non-circumvent arrangement whereas no contacts with any source identified by JAA shall be made without full disclosure to JAA prior to such contact.

Signatures below by authorized officers of Client and JAA shall constitute a binding agreement as of the date hereof.


AGREED AND CONSENTED TO:

     CLIENT:   /s/ James C. Roberts   ,PRESIDENT  DATE: March 26, 1999
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               /s/ Jack Augsback      ,PRESIDENT  DATE: March 26, 1999
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